SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                               July 17, 2001
______________________________________________________________________________
                    (Date of earliest event reported)


                         Commonwealth Bancorp, Inc.
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)


  Pennsylvania                     0-27942                        23-2828883
______________________________________________________________________________
(State or other jurisdiction (Commission File Number)          (IRS Employer
of incorporation)                                          Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                     19401
______________________________________________________________________________
(Address of principal executive offices)                           (Zip Code)


                                (610) 251-1600
______________________________________________________________________________
            (Registrant's telephone number, including area code)


                                Not Applicable
______________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


ITEM 5.  OTHER EVENTS

    On July 17, 2001, Commonwealth Bancorp, Inc. reported net income of $4.1 million, or a record $0.38 per common share on a diluted basis, for the second quarter of 2001, compared to net income of $3.8 million, or $0.35 per common share on a diluted basis, for the second quarter of 2000. For the six months ended June 30, 2001, net income was $5.4 million, or $0.50 per common share on a diluted basis, compared to net income of $7.2 million, or $0.65 per common share on a diluted basis, for the six months ended June 30, 2000. For additional information, reference is made to the Press Release, dated July 17, 2001, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable.

    (c)  Exhibits:

         99        Press Release dated July 17, 2001



















                                     2

                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       COMMONWEALTH BANCORP, INC.



Date: July 18,  2001                   By:  /s/ Charles M. Johnston
                                            -------------------------------
                                            Charles M. Johnston
                                            Chief Financial Officer





















                                     3